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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Virtusa Corporation:

        We consent to the incorporation by reference in the registration statements (Nos. 333-207818, 333-204338, 333-196218, 333-188908, 333-179330, 333-170792, 333-160981, and 333-145636) on Form S-8 and (No. 333-184533) on Form S-3 of Virtusa Corporation of our reports dated May 26, 2017, with respect to the consolidated balance sheets of Virtusa Corporation and subsidiaries as of March 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2017, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2017, which reports appear in the March 31, 2017 annual report on Form 10-K of Virtusa Corporation.

/s/ KPMG LLP

Boston, Massachusetts
May 26, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm